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Exhibit 5.1

[Letterhead of Perkins Coie LLP]

July 25, 2011

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120

  Re:
  Exchange Offer Relating to 7.375 Senior Notes Due 2018

Ladies and Gentlemen:

        We have acted as counsel to Thompson Creek Metals Company Inc, a British Columbia corporation (the "Company"), in connection with certain proceedings related to the offer by the Company to exchange (the "Exchange Offer") the Company's 7.375% Senior Notes Due 2018 (the "Exchange Notes") and the related guarantees (the "Exchange Guarantees") of the Exchange Notes by the additional registrants (the "Subsidiary Guarantors") as set forth in the Registration Statement (as defined below), which are being registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), for an equal principal amount at maturity of the Company's outstanding 7.375% Senior Notes Due 2018 (the "Original Notes") and the related guarantees of the Original Notes by the Subsidiary Guarantors. Except as otherwise indicated herein, capitalized terms defined in the Registration Statement are used herein as defined in the Registration Statement.

A.    Documents and Matters Examined

        In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including the Indenture dated as of May 20, 2011 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Company and (c) the facts and representations set forth in the Registration Statement. We have not independently verified the facts so relied on.

        Insofar as the opinions expressed herein relate to or are dependent upon matters governed by: (i) the laws of the province of British Columbia, we have relied upon the opinion dated on or about the date hereof of Goodmans, special counsel to the Company and the Subsidiary Guarantors incorporated or organized in the province of British Columbia; (ii) the laws of the State of Nevada, we have relied upon the opinion dated on or about the date hereof of Brownstein Hyatt Fraber Schreck, LLP, special counsel to the Subsidiary Guarantors incorporated or organized in the State of Nevada; and (iii) the laws of the territory of Yukon, we have relied upon the opinion dated on or about the date hereof of Lackowicz & Hoffman, special counsel to the Subsidiary Guarantor incorporated or organized in the territory of Yukon, in each case which are opinions being filed as an exhibit to the Registration Statement.

B.    Assumptions

        We have relied, without investigation, on the following assumptions:

        B-1    Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

        B-2    All individuals have sufficient legal capacity to perform their functions with respect to the Indenture and the Registration Statement and the transactions contemplated thereby.

        B-3    The Indenture is a valid and binding obligation of each party thereto, other than Langeloth Metallurgical Company LLC, Mt. Emmons Moly Company, Thompson Creek Metals Company USA and Thompson Creek Mining Co. (collectively the "Colorado Subsidiaries"), enforceable against it in accordance with their terms, and each such party has complied with all legal requirements pertaining to its status relevant to its right to enforce the Indenture against the Colorado Subsidiaries.

        B-4    The Trustee has satisfied those legal requirements applicable to it that are necessary to make the Indenture and the notes, certificates, instruments or documents required to be executed and delivered by it in connection with the Exchange Offer enforceable against the Trustee in accordance with their respective terms.

C.    Opinions

        Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

        C-1    The Colorado Subsidiaries are validly existing in good standing as corporations under Colorado law.

        C-2    The Colorado Subsidiaries have the corporate power to guarantee the Exchange Notes pursuant to the terms of the Indenture. The Colorado Subsidiaries' guarantees of the Exchange Notes pursuant to the terms of the Indenture have been duly authorized by all necessary corporate action on the part of the Colorado Subsidiaries, and the Indenture has been duly executed and delivered by each of the Colorado Subsidiaries.

        C-3    When (a) the Registration Statement has become effective under the Act, (b) the Indenture is qualified under the Trust Indenture Act of 1939, as amended, (c) the Exchange Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for Original Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement and (d) the Exchange Guarantees have been executed in accordance with the Indenture, (i) the Exchange Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) the Exchange Guarantees will constitute legal, valid and binding obligations of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms.

D.    Qualifications; Exclusions

        We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law. Our opinions set forth in paragraph C-3 are subject to an implied covenant of good faith and fair dealing.

        For purposes of expressing the opinions herein, (a) we have examined the laws of Colorado and New York and, to the extent applicable, the federal laws of the United States of America, (b) we have assumed that those laws govern the construction, interpretation and enforcement of the documents we examined, whether or not such documents include a choice-of-law provision stipulating the application of the laws of some other jurisdiction and (c) our opinions are limited to such laws. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

        The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred and (b) are as of the date hereof (except as otherwise noted above).

        This opinion letter is being rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Indenture and the Registration Statement. This opinion letter may not be used or relied on for any other purpose or by any other Person without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations promulgated under the Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Act or the related rules and regulations promulgated under the Act.

                      Very truly yours,

                      /s/ Perkins Coie LLP

                      PERKINS COIE LLP

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  Exhibit 5.1